Back to Form 8-K

Exhibit 99.1

Investor Relations:
Gregg Haddad
Vice President
813-865-1284
gregg.haddad@wellcare.com

WELLCARE ANNOUNCES FIRST QUARTER 2007 RESULTS

Tampa, Florida (April 30, 2007)— WellCare Health Plans, Inc. (NYSE: WCG) today announced that net income for the first quarter of 2007 increased 48.9% to $25.0 million, or $0.60 per diluted share, compared with net income of $16.8 million, or $0.42 per diluted share for the first quarter of 2006. First quarter 2007 revenues increased 69.7% to $1.24 billion compared with $0.73 billion for the first quarter of 2006.

“WellCare continues to deliver excellent results. I continue to be very optimistic about WellCare’s future. We expect our full year performance to exceed our previously issued guidance. We will revise our 2007 guidance on May 7, when we report our detailed results for the first quarter,” said Todd S. Farha, Chairman and Chief Executive Officer.

As previously announced, WellCare will release its first quarter results after the close of the market on May 7. On Tuesday, May 8, beginning at 8:30 a.m. Eastern Time, WellCare will conduct a webcast to discuss these results as well as the Company's outlook.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, serving over 2,258,000 members as of December 31, 2006. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

WCG Announces Preliminary First Quarter 2007 Results

April 30, 2007

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history, including lack of experience with network providers and health benefits management in expansion markets, including Georgia, Missouri and Ohio; the Company’s lack of prior operating history in its Medicare PDP and PFFS plans and potential inability to accurately predict the number of members in these plans; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP and PFFS programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP and PFFS offerings, including the benefit structures and the relative lack of awareness of these programs among health care providers, pharmacists and patient advocates; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions, sanctions, governmental investigations or premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states and counties; risks associated with the Company’s substantial debt obligations; risks associated with the volatility of the Company’s common stock; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2006 Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission on February 16, 2007, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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